                                                                    EXHIBIT 12.1

                             SCHOOL SPECIALTY, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                          Fiscal Year (1)
                                                  --------------------------------------------------------------
                                                      2003         2002        2001         2000         1999
Earnings
   Income before income taxes                      $  66,037    $  36,300   $  21,006    $  33,635    $  17,615
   Plus:
      Fixed charges                                   20,840       20,052      18,941       15,003       14,084
      Amortization of capitalized interest                48           28           -            -            -
   Less interest capitalized during period                 -          240           -            -            -
                                                  --------------------------------------------------------------
                                                   $  86,925    $  56,140   $  39,947    $  48,638    $  31,699
                                                  ==============================================================

Fixed Charges
   Interest (expensed or capitalized)              $  16,042    $  15,964   $  16,393    $  12,767    $  12,267
   Portion of rent expense representative
      of interest                                      2,675        2,519       1,958        1,661        1,349
   Amortization of deferred financing fees             2,123        1,569         590          575          468
                                                  --------------------------------------------------------------
                                                   $  20,840    $  20,052   $  18,941    $  15,003    $  14,084
                                                  ==============================================================

Ratio of earnings to fixed charges                       4.2          2.8         2.1          3.2          2.3
                                                  ==============================================================

(1) All fiscal years presented were 52 weeks, except for fiscal 2000, which had 53 weeks.